Exhibit 10.1

Annual Incentive Plan

Purpose

The purpose of the Intevac Annual Incentive Plan (“AIP”) is to motivate participants to maximize stockholder value by aligning their short-term compensation with achievement of Company financial performance goals and strategic business objectives that are based on the Company Annual Operating Plan (“AOP”). The AIP measures annual performance against both Corporate financial objectives and individual objectives, and is subject to Compensation Committee approval.

Measurement Period

The performance measurement period is the Intevac fiscal year.

Eligibility & Target Incentive Opportunity

All employees designated by the Compensation Committee of the Board of Directors (“BOD”) and the CEO will be eligible to participate in the AIP. Annually, the Compensation Committee reviews and approves the CEO, CFO and other employee participants in the AIP and their corresponding target incentive opportunities. BOD approval is required for the CEO.

Each AIP participant is assigned a target incentive opportunity, expressed as a percentage of their base salary at the beginning of the calendar year (or when they are approved for participation in the AIP). Target incentive percentages may be adjusted during the year in the event of a promotion or significant change in responsibility (resulting in a pro-rata calculation of any potential award at the end of the year).

The Employee Groups identified in the table on the following page are designated participants under the AIP:

Employee Group	Number of Employees	Individual Performance Bonus Target (% of Base Salary)	Financial Performance Bonus Target (% of Base Salary)
CEO	1	50%	50%
CFO	1	32.5%	32.5%
EVP	2	25-30%	25-30%
VP	4	25%	25%
Key Employee	30-40	10-22.5%	10-22.5%

Performance Measures

There will be two AIP performance measures:

•	Performance Against Individual Goals and Objectives

•	Corporate Financial Performance

The AIP will have two parts: the “Individual Performance Bonus” which will be completely based on each individual’s performance against goals and objectives set at the beginning of the year by the company; and the “Financial Performance Bonus” which will be completely based on company financial performance. The employee’s “target bonus” will be based half on individual performance and half on financial performance.

Mechanics for “Individual Performance Bonus”

•

Supervisor sets meaningful goals and objectives at the beginning of the year. In some cases the goals will be financial or defined with numbers; in other cases, goals will be non-numerical and somewhat subjective. Each goal is assigned a weighting, the sum of the weighting for all goals is 100%

•

At year end the supervisor of each participant measures performance. In consultation with senior management “a Performance Score” from 0% to 100% is awarded. The Performance Score is calculated by the scoring for each goal and the respective weight of that goal.

•

The employee is paid (in cash or Restricted Stock Units (RSU’s) at the discretion of the Compensation Committee) an amount = “Performance Score” x Individual’s Performance Bonus Target. The Individual Performance Bonus is “capped” at 2 times target.

Mechanics for “Financial Performance Bonus”

•	Each year the CEO will propose performance measures and payout levels based upon the AOP. Compensation Committee approval is required for the performance measure and payout level.

•

Funding of the AIP Financial Performance Bonus pool will be based on performance against pre-established profit and/or revenue based goals approved by the Compensation Committee in the first quarter of the year.

•

If the Corporate pre-tax profit falls below levels established by the Compensation Committee there will be no Financial Performance Bonus pool funding. In no circumstance, if the company pre-tax profit is less than zero will Financial Performance Bonuses be paid.

•

The Financial Performance Bonus pool will be distributed “pro-rata” to the participants based on their Financial Performance Target bonus (in cash or RSU’s at the discretion of the Compensation Committee).

•	The Financial Performance Bonus pool will be “capped” at 2 times target.

Example for Individual Performance Bonus:

Employee Salary $100K

Individual Performance Based Target Bonus = 10% = $10K

Individual Meets Objectives 100%

Individual Performance Based Bonus = 100% x $10K = $10K

Example for Financial Based Bonus:

Employee Salary $100K

Financial Based Target Bonus = 10% = $10K

Corporate Financial Performance = 1.5 x Established Measurement

Corporate Financial Bonus Pool = 1.5 X Target

Financial Performance Based Bonus = 150% x $10K = $15K

Total Bonus paid to Employee = $25K.

Employment Status Requirement for Eligibility

Participants must be employed on or before October 1 during the Measurement Period to be eligible to participate in the AIP. Once this requirement has been met, a pro-rated award (assuming award funding) will be calculated for the year in which the service requirement is met.

Timing and Form of Payment of Awards

Employee must be on active status on the award payment date to receive an award. Awards will be determined within 75 days following the fiscal year end. Awards will be settled in cash or equity, subject to Compensation Committee and/or Board discretion.

Fraudulent Misrepresentation

If it is determined after the payment of an award that individual and corporate performance upon which the award was based was fraudulently represented; the Company reserves the right to require the return of that award.

Board of Director’s Discretion

Intevac’s Board of Directors has full discretion to modify the AIP and determine awards (both positive and negative) as well as the authority to terminate the AIP at any time.

April 2020